UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/16/2005

MOLINA HEALTHCARE, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-31719

DE	134204626
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Golden Shore Drive
Long Beach, CA 90802-4202
(Address of Principal Executive Offices, Including Zip Code)

562 435 3666
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Molina Healthcare of New Mexico, Inc., a subsidiary of Molina Healthcare, Inc., has entered into a new four-year contract with the New Mexico Human Services Department (HSD) under the state's SALUD! Medicaid Managed Care Program. The contract award was announced on May 16, 2005, by Pamela Hyde, New Mexico Secretary of HSD. The contract was awarded to Molina Healthcare of New Mexico pursuant to a competitive bidding process under a Request for Proposals, or RFP, issued by HSD in November 2004. The contract will be effective starting July 1, 2005.

Currently, there are approximately 61,000 Medicaid members enrolled with Molina Healthcare of New Mexico. Anticipated revenues for 2005 under the existing contract and the new contract are approximately $245 million.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits:

99.1        Press Release issued on May 17, 2005 regarding New Mexico contract award.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: May 17, 2005.	By:	/s/ Mark L. Andrews
Mark L. Andrews
Executive Vice President, General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release issued on May 17, 2005 regarding New Mexico contract award.